UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2026

Nuveen Churchill BDC V
(Exact name of registrant as specified in its charter)

Delaware	000-56757	39-6933681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On April 1, 2026, Nuveen Churchill BDC V, a Delaware statutory trust (the “Fund”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Nuveen Churchill Private Capital Income Fund, a Delaware statutory trust (“PCAP”), in accordance with Rule 17a-8 under the Investment Company Act of 1940, as amended (the “1940 Act”). Pursuant to the Purchase Agreement, the Fund will sell to PCAP substantially all of its assets, and PCAP will assume the Fund’s outstanding liabilities, for total cash consideration equal to the Fund’s net asset value (“NAV”) as of the Determination Date (as defined below) (the “Transaction”). The Board of Trustees of each of the Fund (the “Fund Board”) and PCAP (the “PCAP Board”), including all of the respective trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund or PCAP, have approved the Purchase Agreement and the Transaction contemplated thereby.

The Fund and PCAP are affiliated business development companies (“BDCs”) that are externally managed by Churchill Asset Management LLC (“Churchill”) and Churchill PCIF Advisor LLC (“PCAP Adviser”), respectively, each of which is a Delaware limited liability company controlled by Nuveen, LLC, the investment management division of the Teachers Insurance and Annuity Association of America. Churchill also serves as a sub-adviser to PCAP under an investment sub-advisory agreement by and between PCAP Adviser and Churchill, pursuant to which PCAP Adviser has delegated substantially all of its daily portfolio management obligations under the Advisory Agreement (as defined below) to Churchill. Further, the same individuals who serve as trustees on the Fund Board also serve as trustees on the PCAP Board, except that the PCAP Board includes one additional trustee who is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of PCAP that does not serve on the Fund Board.

Transaction Contemplated by the Purchase and Sale Agreement

As of a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the effective time of the Transaction (the “Determination Date”), the Fund will deliver to PCAP a calculation of the Fund’s NAV as of the Determination Date (the “Closing NAV”). Based on such calculation, at the effective time of the Transaction (the “Effective Time”), PCAP will deliver to the Fund cash consideration in an amount equal to the Closing NAV, and the Fund will sell, transfer, assign, convey and deliver to PCAP all of its assets (other than any assets necessary for the Fund to carry out its wind down and liquidation), and PCAP will assume the Fund’s outstanding liabilities, including all indebtedness outstanding under the Fund’s credit facility and all obligations under the documents governing the Fund’s portfolio assets. As soon as reasonably practicable following the closing of the Transaction, the Fund will cease its investment operations and distribute the cash consideration it receives from the Transaction and all of its remaining assets, if any, to its shareholders, among other actions necessary for the successful wind down, liquidation, and termination of the Fund’s existence.

Representations, Warranties and Covenants; Conditions to and Termination of the Transaction

The Purchase Agreement contains certain representations, warranties and covenants by each of the Fund and PCAP, subject to specified exceptions and qualifications. The Purchase Agreement also contains customary covenants, including, among others, covenants relating to the operation of each of the Fund’s and PCAP’s business during the period prior to the closing of the Transaction, the preparation of a proxy statement on Schedule 14A to be filed by the Fund in connection with the Transaction (the “Proxy Statement”), and obtaining certain regulatory and third party consents, if any. The Fund has agreed to solicit the approvals required of its shareholders for the Purchase Agreement and the Transaction contemplated thereby (the “Transaction Proposal”).

Closing of the Transaction, which is currently anticipated to occur during the second quarter of 2026, is subject to certain closing conditions, including requisite approval by the Fund’s shareholders and certain other closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains certain termination rights in favor of the Fund and PCAP, including if the Transaction is not completed by May 31, 2026.

General

The description above is only a summary of the material provisions of the Purchase Agreement and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for purposes of the Purchase Agreement and were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures made for purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any factual information regarding the parties to the Purchase Agreement or their respective businesses.

Fee Waiver Amendment

On April 1, 2026, the Fund and Churchill entered into an amendment (the “Amendment”) to the incentive fee waiver agreement, dated November 7, 2025, by and between the Fund and Churchill (the “Incentive Fee Waiver Agreement”). Pursuant to the Incentive Fee Waiver Agreement, Churchill agreed to waive 100% of the incentive fee on income and the incentive fee on capital gains (collectively, the “Incentive Fees”) payable to Churchill by the Fund for the period from July 9, 2025 through December 31, 2025 (collectively, the “Incentive Fee Waivers”). Pursuant to the Amendment, Churchill has agreed to extend the Incentive Fee Waivers from December 31, 2025 until the earlier of (a) the closing of the Transaction or (b) June 30, 2026.

For the avoidance of doubt, the Amendment does not amend the calculation of the Incentive Fees as set forth in the investment advisory agreement, dated August 5, 2025, by and between the Fund and Churchill (the “Advisory Agreement”). Other than the waiver contemplated by the Amendment, the terms of the Advisory Agreement will remain in full force and effect.

The foregoing description is only a summary of the material provisions of the Incentive Fee Waiver Agreement and the Amendment, and is qualified in its entirety by reference to the full text of the Incentive Fee Waiver Agreement and the Amendment, respectively, which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On April 2, 2026, the Fund and PCAP issued a joint press release announcing the execution of the Purchase Agreement, a copy of which has been furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information set forth under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K constitute forward-looking statements because they relate to future events, future performance or financial condition or the Transaction. In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this Current Report on Form 8-K involve risks and uncertainties.

Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) the ability of the parties to consummate the Transaction on the expected timeline, or at all; (ii) the expected synergies associated with the Transaction; (iii) the ability of either the Fund or PCAP to realize the anticipated benefits of the Transaction; (iv) the failure of the Fund’s shareholders to approve the Transaction Proposal and authorize the Fund Board to withdraw the Fund’s election to be regulated as a BDC under the 1940 Act (the “Withdrawal Proposal” and together with the Transaction Proposal, the “Proposals”); (v) the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, and any potential termination of the Purchase Agreement or action of the Fund’s shareholders with respect to the Transaction; (vi) the effects of any disruption on the business of the Fund and PCAP from the Transaction; (vii) changes in the economy, financial markets and political environment; (viii) risks associated with possible disruption in the operations of the Fund or PCAP prior to the closing of the Transaction or disruption in the economy generally due to geopolitical conflicts or other unanticipated events; (ix) any changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (x) conditions in the BDC industry; and (xi) other considerations that may be disclosed from time to time in the Fund’s and PCAP’s publicly disseminated documents and filings.

The Fund and PCAP have based the forward-looking statements included in this Current Report on Form 8-K on information available to them on the date of this Current Report on Form 8-K, and they assume no obligation to update any such forward-looking statements. Although the Fund and PCAP undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that the Fund and PCAP may file with the SEC, in the future, including the Proxy Statement that will be filed by the Fund in connection with the Transaction, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Important Information and Where to Find It

In connection with the Transaction, the Fund intends to file with the SEC and mail to its shareholders the Proxy Statement relating to the Proposals for which approval by shareholders of the Fund will be sought. SHAREHOLDERS OF THE FUND ARE

URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FUND, THE TRANSACTION, THE PROPOSALS, AND RELATED MATTERS. When available, investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or by directing a request to the Fund by mail at 375 Park Avenue, 9th Floor, New York, NY 10152, Attention: Investor Relations or by telephone at (212) 478-9200.

Participants in the Solicitation

The Fund and its trustees, executive officers and certain other members of management and employees of Churchill and its affiliates may be deemed to be participants in the anticipated solicitation of proxies from shareholders of the Fund in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Fund’s shareholders in connection with the Proposals will be contained in the Proxy Statement when it becomes available. The Proxy Statement may be obtained free of charge from the sources indicated above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated April 1, 2026, by and between Nuveen Churchill BDC V, as seller, and Nuveen Churchill Private Capital Income Fund, as buyer.
10.2
Incentive Fee Waiver Agreement, dated November 7, 2025, by and between Nuveen Churchill BDC V and Churchill Asset Management LLC (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed on November 12, 2025).

10.3	Amendment No. 1 to the Incentive Fee Waiver Agreement, dated April 1, 2026, by and between Nuveen Churchill BDC V and Churchill Asset Management LLC.
99.1	Joint Press Release of Nuveen Churchill BDC V and Nuveen Churchill Private Capital Income Fund, dated April 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill BDC V

Date: April 2, 2026	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President